Exhibit 99.1

NYMEX CHAIRMAN PROVIDES STRATEGIC UPDATE

New York, N.Y., August 3, 2005 -- Mitchell Steinhause, chairman of the NYMEX Holdings, Inc., released a letter today to Exchange members, equity owners, and staff.  The content of the letter, in its entirety, is below:

In my last letter to you, I mentioned that the Board of Directors was studying our strategic alternatives and that we had created a committee of the Board to lead this effort and present recommendations to the Board for review. I also mentioned that members of the senior staff were devoting significant attention to this effort, and that to assist us further, we had engaged highly respected legal and financial advisors, all of whom have a record of successfully advising exchanges in major transactions.

During the months of June and July, we met with several top-tier private equity firms, each of which was interested in purchasing a minority interest in NYMEX.  We heard formal presentations from some of these investor groups. After careful consideration and discussion with our advisors, the Board permitted two investor groups to each conduct a three-week due diligence review of our business. The final due diligence period ended on August 1. We have received and are evaluating proposals from each of these investor groups.

At the same time, we continued to evaluate other strategic alternatives, including moving directly to an IPO on our own.  I want to emphasize that no decision has been made yet about which path to take, and all options remain on the table.

We have scheduled several special committee and Board meetings in August in order to complete our review of our strategic alternatives. By the end of August, we expect to have a recommendation from the Board on how to proceed, which will be made public shortly thereafter. This recommendation will also be part of a presentation that we will make to you at a general meeting for shareholders and members to be held on Tuesday, September 20 at 3:30 PM. This meeting will be informational only, and you will not be asked to vote for any proposal at this time.  We will also update you on other Exchange developments, including NYMEX Europe Limited and the Dubai Mercantile Exchange.  We will be available to answer any questions you may have at that time.

Shareholders will have the opportunity to vote on any major transaction at a subsequent shareholder meeting called for that purpose. Shareholders will receive a notification of that meeting along with proxy materials in advance that will provide sufficient information with which to make an informed decision

As I stated earlier, we are committed throughout this process to keeping you informed of important developments. We cannot, however, prematurely release information, selectively share material non-public information, or publicly disclose information that can be used by our competitors to our strategic disadvantage.  I ask for your patience throughout this complex process.

I thank you for your continuing support and am looking forward to our September meeting.  In the meantime, you may submit questions or comments by email to investorrelations@nymex.com.

Sincerely,

Mitchell Steinhause

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.